Exhibit 10.5

Saks Incorporated

Performance Award Agreement

«Date of Agreement»

This is a Performance Award Agreement (the “Agreement”) between Saks Incorporated (the “Company”) and the individual who has executed this Performance Award Agreement above the signature line “Signature of Award Holder” (the “Award Holder”). This Agreement is made pursuant to the Company’s 2009 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement have the same definitions ascribed to such terms in the Plan.

Terms and Conditions

The Company and the Award Holder agree as follows:

1. Performance Awards. For any Performance Award made to the Award Holder ( collectively, the “Performance Awards”) pursuant to Section 10 of the Plan, this Agreement, the Plan, and each Award Supplement (defined below) to this Agreement will govern. Each Performance Award will be evidenced by a Supplement to Performance Award Agreement to be attached to this Agreement from time to time (each an “Award Supplement” and together the “Award Supplements”). Award Supplements will indicate the type of Performance Award (e.g., Performance Units, Performance Shares or Performance Cash), the number of Performance Units or Performance Shares or the amount of Performance Cash, as applicable, awarded to the Award Holder, the applicable vesting schedule and any additional restrictions that are applicable to the Performance Award.

2. Restrictions; Forfeiture.

(a) Each Performance Award is subject to each of the following restrictions until the vesting conditions described on the applicable Award Supplement have been satisfied or the restrictions have otherwise expired or been terminated. Failure to satisfy the vesting conditions by the times specified on the Award Supplement will result in the forfeiture of the number of unvested Performance Units or Performance Shares or amount of Performance Cash, as applicable and as specified on the Award Supplement. Unvested Performance Awards may not be sold, transferred, exchanged, assigned, pledged, hypothecated, or otherwise encumbered. If the Award Holder’s employment with the Company or any affiliate terminates for any reason other than as provided in subparagraphs (b), (c) or (d) of paragraph 3 of this Agreement, then the Award Holder will forfeit all of the Award Holder’s right, title, and interest in and to the then-unvested Performance Award as of the date of employment termination, and the unvested Performance Award will revert to the Company immediately following the event of forfeiture.

(b) The Award Holder will forfeit all unearned or unpaid Performance Awards including, without limitation, any earned but unpaid dividends and dividend equivalents and any interest, if any accruing thereon if (i) in the opinion of the Committee, the Award Holder, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with any business or activity conducted by the Company or any of its subsidiaries, or (ii) the Award Holder performs any act or engages in any activity that in the opinion of the Committee is in conflict with or adverse to the interest of the Company and any of its subsidiaries. The restrictions imposed by this paragraph will apply to all shares of the Common Stock and any other securities issued with respect to a Performance Award in connection with any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock.

(c) If within six months following the Award Holder’s termination of employment, the Award Holder, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise in any business or activity determined by the Committee to be competitive with any business or activity conducted by the Company or any of its subsidiaries, the Award Holder shall pay to the Company an amount in cash equal to the value (determined as of the date of vesting) of any Performance Awards that vested on or after, or within six months prior to, the Award Holder’s termination of employment.

3. Expiration and Termination of Restrictions. The restrictions imposed by paragraph 2 of this Agreement on each Performance Award will expire on the earliest to occur of the following (the period prior to the expiration of such restrictions being the “Restricted Period”):

(a) upon the passage of time or upon the achievement of performance objectives or upon both the passage or time and the achievement of performance objectives, as provided in the applicable Award Supplement;

(b) on the date of termination of the Award Holder’s employment by reason of death, disability, or retirement at age 65 (in the case of disability, as determined by the Company), but only to the extent the Performance Award has been earned under the applicable performance objectives as determined by the Committee as of the date of termination (ignoring for this purpose all passage-of-time requirements);

(c) upon the occurrence of a Change in Control and the termination of the Award Holder’s employment in the circumstances described in Section 37(b) of the Plan; or

(d) otherwise in accordance with any written agreement between the Company (signed by the Company’s Executive Vice President, Human Resources) and the Award Holder that expressly provides for the expiration or termination of such restrictions.

4. Change of Control. The Award Holder’s rights upon a Change of Control are set forth in Section 37 of the Plan.

5. Provisions Applicable to Performance Units or Performance Shares.

(a) Any Performance Units will be converted to cash as soon as practicable following the Award Dates specified in the Award Supplements. Cash in payment of the Performance Units for which the Restricted Period has ended will be paid to the Award Holder or the Award Holder’s designee upon request, according to the schedule set forth in the Award Supplement.

(b) Any Performance Shares will be registered in the name of the Award Holder as soon as practicable following the Award Dates specified in the Award Supplement(s), and the Performance Shares will be held by the Company in accordance with the Plan during the Restricted Period in certificated or uncertificated form. Certificates for the Performance Shares for which the Restricted Period has ended will be delivered to the Award Holder or the Award Holder’s designee upon request.

6. Voting and Dividend Rights with respect to Performance Shares. Subject to the next sentences, the Award Holder, if the Performance Award consists of Performance Shares, as beneficial owner of the Performance Shares, has full voting and dividend rights with respect to the Performance Shares during and after the Restricted Period. During the Restricted Period the Award Holder may not assign or pledge voting rights or dividend rights. During the Restricted Period the Company will withhold dividends paid by the Company with respect to any Performance Shares and will not pay the dividends to the Award Holder, and the Award Holder will have no right to receive any dividends paid by the Company with respect to the Performance Shares until the Restricted Period applicable to the Performance Shares ends and the Company has delivered the Performance Shares to the Award Holder as provided in paragraph 4 of this Agreement. If the Award Holder forfeits any Performance Shares in accordance with paragraph 2 of this Agreement, the Award Holder’s rights as a beneficial owner of the Performance Shares, and all of the Award Holder’s interest therein, will immediately terminate, and the Award Holder will not be entitled to payment of past or future dividends or any other right or benefit with respect to the forfeited Performance Shares. If for any reason the Award Holder receives dividends with respect to the forfeited Performance Shares after forfeiture, the Award Holder will repay to the Company an amount equal to the dividends received.

7. No Right to Continued Employment or Service. The Award Holder acknowledges the provisions set forth in Section 18 of the Plan.

8. 83(b) Election. If applicable, the Award Holder may make an election to be taxed upon a Performance Award under Section 83(b) of the Internal Revenue Code of 1986, as amended, by making an appropriate election with the Internal Revenue Service within thirty days after the date of the award and by otherwise complying with applicable requirements.

9. Tax Withholding. The Award Holder acknowledges the tax withholding requirements described in Section 19 of the Plan.

10. The Plan Controls. This Agreement does not undertake to express all conditions, terms and provisions of the Plan. The grant of the Performance Award is subject in all respects to all of the requirements (including, without limitation, tax withholding), restrictions, limitations and other terms and provisions of the Plan, which, by this reference, are incorporated herein to the same extent as if copied verbatim. This Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

11. Severability. If any one or more of the provisions contained in this Agreement or in any Award Supplement are invalid, illegal or unenforceable, the other provisions of this Agreement or the Award Supplement, as the case may be, will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Notice. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Human Resources Department

Saks Incorporated

12 East 49th Street, 4th Floor

New York, NY 10017

Attn: Sr. Stock Plan Administrator

or any other address designated by the Company in a written notice to the Award Holder. Notices to the Award Holder will be directed to the address of the Award Holder then currently on file with the Company, or at any other address given by the Award Holder in a written notice to the Company.

Saks Incorporated

By:	/S/ CHRISTINE A. MORENA
Christine A. Morena Executive Vice President Corporate Human Resources

«Name»

Name of Award Holder

Signature of Award Holder

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